Exhibit 99.1
Lifetime Brands, Inc. Reports Third Quarter 2023 Financial Results
Declares Regular Quarterly Dividend
GARDEN CITY, NY, November 9, 2023 – Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global designer, developer and marketer of a broad range of branded consumer products used in the home, today reported its financial results for the quarter ended September 30, 2023.
Rob Kay, Lifetime’s Chief Executive Officer, commented, “We delivered strong third quarter performance driven by the continued rebound of our core U.S. business and supported by our ongoing focus on actions to drive growth and profitability in a dynamic operating environment. As recovery in our core U.S. business accelerates and retailer purchasing behavior continues to normalize, we expect to see sustained positive trends in shipment and ordering activity. Though international end markets remain under pressure, the traction we are gaining through the continued execution of our strategy gives us confidence in our ability to drive growth and profitability in the future.”
Mr. Kay continued, “Based on our third quarter results and positive forward momentum as we enter the fourth quarter, we are raising the low end of our full year 2023 guidance. We now expect net sales in the range of $670 to $690 million and adjusted EBITDA in the range of $52 to $55 million. With a leading portfolio of brands, an increasingly resilient and disciplined business model, and a strong financial foundation, we are well-positioned to bolster our strong market share position and unlock value for our shareholders.
In October, the Company launched the syndication of an Amendment & Extension of our Term Loan B due 2025 through an extended maturity of August 2027. The Company has received the required commitments from lenders and expects the closing to occur shortly.”
Third Quarter Financial Highlights:
Consolidated net sales for the three months ended September 30, 2023 were $191.7 million, representing an increase of $5.1 million, or 2.7%, as compared to net sales of $186.6 million for the corresponding period in 2022. In constant currency, a non-GAAP financial measure, which excludes the impact of foreign exchange fluctuations and was determined by applying 2023 average rates to 2022 local currency amounts, consolidated net sales increased by $4.1 million, or 2.2%, as compared to consolidated net sales in the corresponding period in 2022. A table reconciling this non-GAAP financial measure to consolidated net sales, as reported, is included below.
Gross margin for the three months ended September 30, 2023 was $71.0 million, or 37.0%, as compared to $67.8 million, or 36.4%, for the corresponding period in 2022.
Income from operations was $13.6 million, as compared to $7.6 million for the corresponding period in 2022.
Adjusted income from operations(1) was $17.7 million, as compared to $16.8 million for the corresponding period in 2022.
Net income was $4.2 million, or $0.20 per diluted share, as compared to net loss of $(6.4) million, or $(0.30) per diluted share, in the corresponding period in 2022.
Adjusted net income(1) was $7.7 million, or $0.36 per diluted share, as compared to adjusted net income(1) of $6.2 million, or $0.29 per diluted share, in the corresponding period in 2022.
(1) A table reconciling this non-GAAP financial measure to its most comparable GAAP financial measure, as reported, is included below.

Nine Months Financial Highlights:
Consolidated net sales for the nine months ended September 30, 2023 were $483.5 million, a decrease of $37.1 million, or 7.1%, as compared to net sales of $520.6 million for the corresponding period in 2022. In constant currency, a non-GAAP financial measure, which excludes the impact of foreign exchange fluctuations and was determined by applying 2023 average rates to 2022 local currency amounts, consolidated net sales decreased by $36.2 million, or 7.0%, as compared to consolidated net sales in the corresponding period in 2022. A table reconciling this non-GAAP financial measure to consolidated net sales, as reported, is included below.
Gross margin for the nine months ended September 30, 2023 was $180.8 million, or 37.4%, as compared to $186.1 million, or 35.7%, for the corresponding period in 2022.
Income from operations was $16.2 million, as compared to $11.5 million for the corresponding period in 2022.
Adjusted income from operations(1) was $29.5 million, as compared to $31.2 million for the corresponding period in 2022.
Net loss was $(11.1) million, or $(0.52) per diluted share, as compared to net loss of $(9.4) million, or $(0.44) per diluted share, in the corresponding period in 2022. Net loss for the current period includes a non-cash impairment charge of $6.8 million related to the Company’s equity investment in Grupo Vasconia, as compared to $6.2 million for the corresponding period in 2022.
Adjusted net income(1) was $4.7 million, or $0.22 per diluted share, as compared to adjusted net income(1) of $10.1 million, or $0.46 per diluted share, in the corresponding period in 2022.
Adjusted EBITDA(1) was $55.5 million for the trailing twelve months ended September 30, 2023. Pro forma adjusted EBITDA(1) was $55.8 million for the trailing twelve months ended September 30, 2023.
Lifetime continues to take actions to further strengthen its financial position and is highly focused on expense controls and improving inventory turns. At September 30, 2023, the Company’s liquidity was $198.8 million, which is comprised of cash on hand, available borrowings under the credit facility, and availability under the Receivables Purchase Agreement.
On October 25, 2023, the Company launched the syndication of an Amendment & Extension of the Company’s existing Term Loan B facility due 2025 through an extended maturity of August 2027. The Company has received the required commitments from the lenders and expects the closing of such Term Loan B facility in the fourth quarter of 2023.
(1) A table reconciling this non-GAAP financial measure to its most comparable GAAP financial measure, as reported, is included below.
Full Year 2023 Guidance Update
For the full year ending December 31, 2023, the Company is providing updated financial guidance as follows:

Net sales	$670 to $690 million
Income from operations	$26.2 to $29.2 million
Adjusted income from operations	$43.5 to $46.5 million
Net loss(1)	$(7.2) to $(6.0) million
Adjusted net income	$11.1 to $12.3 million
Diluted loss per common share(1)	$(0.33) to $(0.28) per share
Adjusted diluted income per common share	$0.51 to $0.56 per share
Weighted-average diluted shares	21.8 million
Adjusted EBITDA	$52 to $55 million
(1) Net loss and diluted loss per common share guidance does not include an estimate for extinguishment of debt loss that may be recognized in connection with the extension of the Company's Term Loan B facility.
Tables reconciling non-GAAP financial measures to GAAP financial measures, as reported, are included below.

Dividend
On November 7, 2023, the Board of Directors declared a quarterly dividend of $0.0425 per share payable on February 15, 2024 to stockholders of record on February 1, 2024.

Conference Call
The Company has scheduled a conference call for Thursday, November 9, 2023 at 11:00 a.m. (Eastern Time). The dial-in number for the conference call is (877) 524-8416 (U.S.) or +1 (412) 902-1028 (International).
A live webcast of the conference call will be accessible through:
https://event.choruscall.com/mediaframe/webcast.html?webcastid=karwksyB
For those who cannot listen to the live broadcast, an audio replay of the webcast will be available until May 7, 2024.
Non-GAAP Financial Measures
This earnings release contains non-GAAP financial measures, including constant currency net sales, adjusted (loss) income from operations, adjusted net loss, adjusted net income, adjusted diluted income per common share, adjusted EBITDA, adjusted EBITDA, before limitation, pro forma adjusted EBITDA, before limitation, and pro forma adjusted EBITDA. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of a company; or, includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. These non-GAAP financial measures are provided because the Company's management uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate period-to-period comparison of the Company’s operating performance by investors and analysts. Management uses these non-GAAP financial measures as indicators of business performance. These non-GAAP financial measures should be viewed as a supplement to, and not a substitute for, GAAP financial measures of performance. As required by SEC rules, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Forward-Looking Statements
In this press release, the use of the words “advance” “believe,” “continue,” “could,” “deliver,” “drive,” “enable,” “expect,” “gain,” “goal,” “grow,” “intend,” “maintain,” “manage,” “may,” “outlook,” “plan,” “positioned,” “project,” “projected,” “should,” “take,” “target,” “unlock,” “will,” “would”, or similar expressions is intended to identify forward-looking statements. Such statements include all statements regarding the growth of the Company, our financial guidance, our ability to navigate the current environment and advance our strategy, our commitment to increasing investments in future growth initiatives, our initiatives to create value, our efforts to mitigate geopolitical factors and tariffs, our current and projected financial and operating performance, results, and profitability and all guidance related thereto, including forecasted exchange rates and effective tax rates, as well as our continued growth and success, future plans and intentions regarding the Company and its consolidated subsidiaries. Such statements represent the Company’s current judgments, estimates, and assumptions about possible future events. The Company believes these judgments, estimates, and assumptions are reasonable, but these statements are not guarantees of any events or financial or operational results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt, as well as to deleverage its balance sheet; the possibility of impairments to the Company’s goodwill; the possibility of impairments to the Company’s intangible assets; the Company's ability to drive future growth and profitability from its European operations; changes in U.S. or foreign trade or tax law and policy; changes in general economic conditions that could affect customer purchasing practices or consumer spending; the impact of changes in general economic conditions on the Company’s customers; customer ordering behavior; the performance of our newer products; expenses and other challenges relating to the integration of any future acquisitions; changes in demand for the Company’s products; changes in the Company’s management team; the significant influence of the Company’s largest stockholder; fluctuations in foreign exchange rates; changes in U.S. trade policy or the trade policies of nations in which we or our suppliers do business; uncertainty regarding the long-term ramifications of the U.K.’s exit from the European Union; shortages of and price volatility for certain commodities; global health epidemics, such as the COVID-19 pandemic; social unrest, including related protests and disturbances; the emergence or continuation of geopolitical conflicts including: the conflict in Ukraine, the conflict in Israel and surrounding areas, the possible expansion of such conflicts and the potential geopolitical consequences; macroeconomic conditions, including inflationary impacts and disruptions to the global supply chain; increase in supply chain costs; the imposition of tariffs and other trade policies and/or economic sanctions implemented by the U.S. and other governments; our ability to successfully integrate acquired businesses, including our recent acquisition of S'well; our ability to achieve projected synergies with respect to the S'well business; our expectations regarding the future level of demand for our products; our ability to execute on the goals and strategies set forth in our five-year plan; and significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and ability to maintain an appropriate level of debt. The Company undertakes no obligation to update these forward-looking statements other than as required by law.
Lifetime Brands, Inc.
Lifetime Brands is a leading global designer, developer and marketer of a broad range of branded consumer products used in the home. The Company markets its products under well-known kitchenware brands, including Farberware®, KitchenAid®, Sabatier®, Amco Houseworks®, Chef’n® Chicago™ Metallic, Copco®, Fred® & Friends, Houdini™, KitchenCraft®, Kamenstein®, La Cafetière®, MasterClass®, Misto®, Swing-A-Way®, Taylor® Kitchen, and Rabbit®; respected tableware and giftware brands, including Mikasa®, Pfaltzgraff®, Fitz and Floyd®, Empire Silver™, Gorham®, International® Silver, Towle® Silversmiths, Wallace®, Wilton Armetale®, V&A®, Royal Botanic Gardens Kew® and Year & Day®; and valued home solutions brands, including BUILT NY®, S’well®, Taylor® Bath, Taylor® Kitchen, Taylor® Weather and Planet Box®. The Company also provides exclusive private label products to leading retailers worldwide.
The Company’s corporate website is www.lifetimebrands.com.
Contacts:
Lifetime Brands, Inc.
Laurence Winoker, Chief Financial Officer
516-203-3590
investor.relations@lifetimebrands.com
or
Joele Frank, Wilkinson Brimmer Katcher
Ed Trissel / T.J. O'Sullivan / Carly King
212-355-4449

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands—except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net sales	$191,669	$186,590	$483,540	$520,621
Cost of sales	120,718	118,757	302,756	334,553
Gross margin	70,951	67,833	180,784	186,068
Distribution expenses	17,125	18,641	49,742	55,239
Selling, general and administrative expenses	40,214	36,462	113,984	114,208
Restructuring expenses	—	—	856	—
Wallace facility remediation expense	—	5,140	—	5,140
Income from operations	13,612	7,590	16,202	11,481
Interest expense	(5,246)	(4,581)	(16,110)	(12,080)
Mark to market (loss) gain on interest rate derivatives	(98)	637	(135)	1,990
Gain on early retirement of debt	—	—	1,520	—
Income before income taxes and equity in losses	8,268	3,646	1,477	1,391
Income tax provision	(3,015)	(1,845)	(2,909)	(3,420)
Equity in losses, net of taxes	(1,047)	(8,159)	(9,687)	(7,409)
NET INCOME (LOSS)	$4,206	$(6,358)	$(11,119)	$(9,438)
BASIC INCOME (LOSS) PER COMMON SHARE	$0.20	$(0.30)	$(0.52)	$(0.44)
DILUTED INCOME (LOSS) PER COMMON SHARE	$0.20	$(0.30)	$(0.52)	$(0.44)

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands—except share data)

	September 30, 2023	December 31, 2022
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,318	$23,598
Accounts receivable, less allowances of $16,810 at September 30, 2023 and $14,606 at December 31, 2022	153,456	141,195
Inventory	217,696	222,209
Prepaid expenses and other current assets	12,139	13,254
Income taxes receivable	1,254	—
TOTAL CURRENT ASSETS	390,863	400,256
PROPERTY AND EQUIPMENT, net	16,824	18,022
OPERATING LEASE RIGHT-OF-USE ASSETS	71,834	74,869
INVESTMENTS	3,963	12,516
INTANGIBLE ASSETS, net	202,872	213,887
OTHER ASSETS	5,312	6,338
TOTAL ASSETS	$691,668	$725,888
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturity of term loan	$13,866	$—
Accounts payable	57,188	38,052
Accrued expenses	69,320	77,602
Income taxes payable	—	224
Current portion of operating lease liabilities	13,585	14,028
TOTAL CURRENT LIABILITIES	153,959	129,906
OTHER LONG-TERM LIABILITIES	14,796	14,995
INCOME TAXES PAYABLE, LONG-TERM	1,589	1,591
OPERATING LEASE LIABILITIES	72,808	76,420
DEFERRED INCOME TAXES	9,560	9,607
REVOLVING CREDIT FACILITY	29,305	10,424
TERM LOAN	183,234	242,857
STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—
Common stock, $0.01 par value, shares authorized: 50,000,000 at September 30, 2023 and December 31, 2022; shares issued and outstanding: 21,814,236 at September 30, 2023 and 21,779,799 at December 31, 2022	218	218
Paid-in capital	276,813	274,579
(Accumulated deficit) retained earnings	(15,333)	1,145
Accumulated other comprehensive loss	(35,281)	(35,854)
TOTAL STOCKHOLDERS’ EQUITY	226,417	240,088
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$691,668	$725,888

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2023	2022
OPERATING ACTIVITIES
Net loss	$(11,119)	$(9,438)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	14,616	14,535
Amortization of financing costs	1,397	1,305
Mark to market loss (gain) on interest rate derivatives	135	(1,990)
Non-cash lease adjustment	(1,617)	(1,055)
Provision (recovery) for doubtful accounts	2,193	(140)
Deferred income taxes	5	—
Stock compensation expense	2,770	3,565
Undistributed losses from equity investment, net of taxes	9,687	7,409
Contingent consideration fair value adjustments	(50)	—
Gain on early retirement of debt	(1,520)	—
Changes in operating assets and liabilities (excluding the effects of business acquisitions)
Accounts receivable	(14,279)	38,765
Inventory	4,828	(3,694)
Prepaid expenses, other current assets and other assets	1,784	(177)
Accounts payable, accrued expenses and other liabilities	9,615	(66,062)
Income taxes receivable	(1,254)	(2,583)
Income taxes payable	(230)	(525)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	16,961	(20,085)
INVESTING ACTIVITIES
Purchases of property and equipment	(1,765)	(1,975)
Acquisition	—	(17,956)
NET CASH USED IN INVESTING ACTIVITIES	(1,765)	(19,931)
FINANCING ACTIVITIES
Proceeds from revolving credit facility	69,954	264,184
Repayments of revolving credit facility	(51,123)	(230,365)
Repayments of term loan	(44,866)	(6,216)
Payment of finance costs	(433)	(882)
Payments for finance lease obligations	(20)	(24)
Payments of tax withholding for stock based compensation	(537)	(938)
Proceeds from the exercise of stock options	—	233
Payments for stock repurchase	(2,539)	(4,678)
Cash dividends paid	(2,832)	(2,887)
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(32,396)	18,427
Effect of foreign exchange on cash	(80)	(463)
DECREASE IN CASH AND CASH EQUIVALENTS	(17,280)	(22,052)
Cash and cash equivalents at beginning of period	23,598	27,982
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$6,318	$5,930

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results
Adjusted EBITDA for the twelve months ended September 30, 2023:

	Quarter Ended				Twelve Months Ended September 30, 2023
	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023
	(in thousands)
Net income (loss) as reported	$3,272	$(8,805)	$(6,520)	$4,206	$(7,847)
Undistributed equity losses, net	2,058	2,777	5,863	1,047	11,745
Income tax provision (benefit)	2,308	(1,348)	1,242	3,015	5,217
Interest expense	5,125	5,336	5,528	5,246	21,235
Depreciation and amortization	5,001	4,870	4,925	4,821	19,617
Mark to market loss (gain) on interest rate derivatives	19	234	(197)	98	154
Stock compensation expense	281	861	1,011	898	3,051
Contingent consideration fair value adjustments	—	—	(50)	—	(50)
Gain on early retirement of debt	—	—	(1,520)	—	(1,520)
Acquisition related expenses	170	490	242	186	1,088
Restructuring expenses	1,420	856	—	—	2,276
Warehouse redesign expenses(1)	—	194	157	176	527
Adjusted EBITDA	$19,654	$5,465	$10,681	$19,693	$55,493
Pro forma projected synergies adjustment(2)					323
Pro forma Adjusted EBITDA(3)	$19,654	$5,465	$10,681	$19,693	$55,816
(1) For the twelve months ended September 30, 2023, the warehouse redesign expenses were related to the U.S. segment.
(2) Pro forma projected synergies represents the projected cost savings of $0.2 million associated with the Executive Chairman's cessation of service in such role, and $0.1 million associated with reorganization of the U.S. segment's sales management structure.
(3) Adjusted EBITDA is a non-GAAP financial measure that is defined in the Company’s debt agreements. Adjusted EBITDA is defined as net income (loss), adjusted to exclude undistributed equity in losses, income tax provision (benefit), interest expense, depreciation and amortization, mark to market loss (gain) on interest rate derivatives, stock compensation expense, gain on early retirement of debt, and other items detailed in the table above that are consistent with exclusions permitted by our debt agreements.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands—except per share data)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Adjusted net income and adjusted diluted income per common share (in thousands -except per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss) as reported	$4,206	$(6,358)	$(11,119)	$(9,438)
Adjustments:
Acquisition intangible amortization expense	3,679	3,628	11,033	10,749
Contingent consideration fair value adjustments	—	—	(50)	—
Gain on early retirement of debt	—	—	(1,520)	—
Acquisition related expenses	186	109	918	1,303
Restructuring expenses	—	—	856	—
S'well integration costs	—	250	—	1,895
Warehouse relocation and redesign expenses(1)	176	59	527	629
Impairment of Grupo Vasconia investment	340	6,168	6,834	6,168
Mark to market loss (gain) on interest rate derivatives	98	(637)	135	(1,990)
Wallace facility remediation expense	—	5,140	—	5,140
Income tax effect on adjustments	(1,015)	(2,118)	(2,931)	(4,348)
Adjusted net income(2)(3)	$7,670	$6,241	$4,683	$10,108
Adjusted diluted income per common share(4)	$0.36	$0.29	$0.22	$0.46
(1) For the three and nine months ended September 30, 2023, warehouse relocation and redesign expenses were related to the U.S. segment.
For the three months ended September 30, 2022, warehouse relocation and redesign expenses included $0.1 million of expenses related to the International segment. For the nine months ended September 30, 2022, warehouse relocation and redesign expenses included $0.5 million of expenses related to the International segment and $0.1 million of expenses related to the U.S. segment.
(2) Adjusted net income for the three and nine months ended September 30, 2022 has been recast to reflect the adjustment for acquisition intangible amortization expense.
(3) Adjusted net income and adjusted diluted income per common share in the three and nine months ended September 30, 2023 excludes acquisition intangible amortization expense, contingent consideration fair value adjustments, gain on early retirement of debt, acquisition related expenses, restructuring expenses, warehouse redesign expenses, impairment of Grupo Vasconia investment, and mark to market loss on interest rate derivatives. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.
Adjusted net income and adjusted diluted income per common share in the three and nine months ended September 30, 2022 excludes acquisition intangible amortization expense, acquisition related expenses, S'well integration costs, warehouse relocation and redesign expenses, impairment of Grupo Vasconia investment, mark to market (gain) on interest rate derivatives, and Wallace facility remediation expense. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.
(4)Adjusted diluted income per common share is calculated based on diluted weighted-average shares outstanding of 21,293 and 21,677 for the three month period ended September 30, 2023 and 2022, respectively. Adjusted diluted income per common share is calculated based on diluted weighted-average shares outstanding of 21,266 and 21,890 for the nine month period ended September 30, 2023 and 2022, respectively. The diluted weighted-average shares outstanding for the three and nine months ended September 30, 2023 include the effect of dilutive securities of 77 and 78, respectively. The diluted weighted-average shares outstanding for the three and nine months ended September 30, 2022 include the effect of dilutive securities of 155 and 288, respectively.

Adjusted income from operations (in thousands):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Income from operations	$13,612	$7,590	$16,202	$11,481
Adjustments:
Acquisition intangible amortization expense	3,679	3,628	11,033	10,749
Contingent consideration fair value adjustments	—	—	(50)	—
Acquisition related expenses	186	109	918	1,303
Restructuring expenses	—	—	856	—
S'well integration costs	—	250	—	1,895
Warehouse relocation and redesign expenses(1)	176	59	527	629
Wallace facility remediation expense	—	5,140	—	5,140
Total adjustments	4,041	9,186	13,284	19,716
Adjusted income from operations(2)(3)	$17,653	$16,776	$29,486	$31,197
(1) For the three and nine months ended September 30, 2023, warehouse relocation and redesign expenses were related to the U.S. segment.
For the three months ended September 30, 2022, warehouse relocation and redesign expenses included $0.1 million of expenses related to the International segment. For the nine months ended September 30, 2022, warehouse relocation and redesign expenses included $0.5 million of expenses related to the International segment and $0.1 million of expenses related to the U.S. segment.
(2) Adjusted income from operations for the three and nine months ended September 30, 2022 has been recast to reflect the adjustment for acquisition intangible amortization expense.
(3) Adjusted income from operations for the three and nine months ended September 30, 2023 and September 30, 2022, excludes acquisition intangible amortization expense, contingent consideration fair value adjustments, acquisition related expenses, restructuring expenses, S'well integration costs, warehouse relocation and redesign expenses and Wallace facility remediation expense.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Constant Currency:

	As Reported Three Months Ended September 30,			Constant Currency (1) Three Months Ended September 30,				Year-Over-Year Increase (Decrease)
Net sales	2023	2022	Increase (Decrease)	2023	2022	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$179,393	$172,818	$6,575	$179,393	$172,801	$6,592	$17	3.8%	3.8%	0.0%
International	12,276	13,772	(1,496)	12,276	14,725	(2,449)	(953)	(16.6)%	(10.9)%	5.7%
Total net sales	$191,669	$186,590	$5,079	$191,669	$187,526	$4,143	$(936)	2.2%	2.7%	0.5%

	As Reported Nine Months Ended September 30,			Constant Currency (1) Nine Months Ended September 30,				Year-Over-Year Increase (Decrease)
Net sales	2023	2022	Increase (Decrease)	2023	2022	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$447,857	$476,227	$(28,370)	$447,857	$476,185	$(28,328)	$42	(5.9)%	(6.0)%	(0.1)%
International	35,683	44,394	(8,711)	35,683	43,562	(7,879)	832	(18.1)%	(19.6)%	(1.5)%
Total net sales	$483,540	$520,621	$(37,081)	$483,540	$519,747	$(36,207)	$874	(7.0)%	(7.1)%	(0.1)%
(1) “Constant Currency” is determined by applying the 2023 average exchange rates to the prior year local currency sales amounts, with the difference between the change in “As Reported” net sales and “Constant Currency” net sales, reported in the table as “Currency Impact.” Constant currency sales growth is intended to exclude the impact of fluctuations in foreign currency exchange rates.

LIFETIME BRANDS, INC.
Supplemental Information

Reconciliation of GAAP to Non-GAAP Guidance
Adjusted EBITDA guidance for the full year ending December 31, 2023 (in millions):

Net loss guidance	$(7.2) to $(6.0)
Undistributed equity losses	9.7
Income tax expense	4.2 to 6.0
Interest expense(1)	21.0
Gain on early retirement of debt	(1.5)
Depreciation and amortization	19.5
Stock compensation expense	3.8
Acquisition related expense	1.0
Restructuring and warehouse redesign expenses	1.6
Other adjustments(2)	(0.1)
Adjusted EBITDA guidance	$52 to $55

Adjusted net income and adjusted diluted income per common share guidance for the full year ending December 31, 2023 (in millions - except per share data):
Net loss guidance	$(7.2) to $(6.0)
Acquisition intangible amortization expense	14.8
Gain on early retirement of debt	(1.5)
Acquisition related expense	1.0
Restructuring and warehouse redesign expenses	1.6
Impairment of Grupo Vasconia investment	6.8
Other adjustments(3)	(0.1)
Income tax effect on adjustment	(4.3)
Adjusted net income guidance	$11.1 to $12.3
Adjusted diluted income per share guidance	$0.51 to $0.56

Adjusted income from operations guidance for the full year ending December 31, 2023 (in millions):
Income from operations guidance	$26.2 to $29.2
Acquisition intangible amortization expense	14.8
Acquisition related expense	1.0
Restructuring and warehouse redesign expenses	1.6
Other adjustments(2)	(0.1)
Adjusted income from operations	$43.5 to $46.5
(1) Includes estimate for interest expense and mark to market loss on interest rate derivatives.
(2) Includes contingent consideration fair value adjustments.
(3) Includes mark to market loss on interest rate derivatives and contingent consideration fair value adjustments.